Exhibit 10.02

WILLIAMS CONTROLS, INC.
1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     1. Purpose; Restrictions on Amount Available Under the Plan.

     This 1995 Formula Stock Option Plan (the "Plan") is intended to encourage stock ownership by directors of WILLIAMS CONTROLS, INC. (the "Corporation") who are not employees of the Corporation and thereby to induce qualified persons to be willing to serve in such capacity. It is intended that options granted under this Plan shall constitute "non-statutory stock options" ("Options").

     2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Disability" shall mean a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

     (b) "Market Value" per share as of a particular date shall mean the last sale price of the Corporation's Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or, if a last sale reporting quotation is not available for the Corporation's Common Stock, the average of the bid and asked prices of the Corporation's Common Stock as reported by NASDAQ or on the electronic bulletin board, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Board in accordance with their discretion in making a bona fide, good faith determination of fair market value. Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (c) "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time (codified at Title 26 of the United States Code) (the "Internal Revenue Code"), and any successor legislation.

     3. Administration.

     (a) The Plan shall be administered by the Board of Directors (the "Board"), but this Plan is intended to be a "formula plan" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). It is intended, therefore, that Options granted hereunder qualify as exempt purchases under Rule 16b-3 of the 1934 Act.

     (b) The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including (without limitation) the authority to: determine who qualifies for the receipt of Options; to determine the purchase price of the shares of Common Stock covered by each Option pursuant to the formula (the "Option Price"); to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan provided such actions are consistent with this Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Because this Plan is intended to be a formula plan, Options granted under the Plan need not be evidenced by duly adopted resolutions of the Board.

     (d) The Board shall endeavor to administer the Plan and grant Options hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the 1934 Act, although compliance with Section 16 is the obligation of the Recipient, not the Corporation. Neither the Board nor the Corporation assumes any responsibility for a Recipient's compliance with his obligations under Section 16 of the 1934 Act.

     (e) No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     4. Eligibility.

     Only directors of the Corporation who are not employees of the Corporation are eligible to receive Options granted pursuant hereto. A Recipient shall be eligible to receive more than one grant of an Option during the term of the Plan, on the terms and subject to the restrictions herein set forth.

     5. Stock Reserved.

     (a) The stock subject to Options hereunder shall be shares of the Corporation's Common Stock, $.01 par value per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 86,666. The limitation established by the preceding sentences shall be subject to adjustment as provided in Section 6(g) hereof.

     (b) If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full the shares of Common Stock allocable to the unexercised portion of such Option shall become available for subsequent grants of Options under the Plan, unless the Plan shall have been terminated.

     6. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Corporation and the Recipient, which agreement shall be substantially in the form of Exhibit "A" attached hereto as modified from time to time by the Board in its discretion, and which shall comply with and be subject to the following terms and conditions:

     (a) Grant. Each Recipient who is a director and not an employee of the Corporation on the date of the Corporation's annual (or special in lieu of annual) meeting of stockholders (the "Date of Grant") shall be automatically granted an Option to acquire 1,666 shares of Common Stock exercisable at the Option Price described in paragraph 6(c), exercisable for ten years from the Date of Grant, subject to the other terms and conditions hereof.

     (b) Vesting. Subject to earlier termination or acceleration as provided herein, each Option granted under this Plan is subject to the following vesting schedule: (i) 25% of the Option shall be exercisable on the Date of Grant; (ii) cumulatively an additional 25% of the Option shall become exercisable on the first anniversary of the Date of Grant; (ii) cumulatively an additional 25% of the Option shall become exercisable on the second anniversary of the Date of Grant; and (iii) cumulatively the remaining 25% of the Option shall become exercisable on the third anniversary of the Date of Grant.

     (c) Option Price. Options granted under this Plan will have an Option Price equal to 100% of the Market Price on the Date of Grant. The Option Price shall be subject to adjustment as provided in Section 6(g) hereof.

     (d) Method of Exercise and Medium and Time of Payment. (i) An Option may be exercised, as to any or all whole shares of Common Stock as to which the Option has become exercisable. (ii) Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice to the Secretary of the Corporation designating the number of shares as to which the Option is exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements reasonably required by the Corporation in order to fulfill its obligations under any applicable securities laws. (iii) The Option Price shall be paid in cash, in shares of Common Stock having a market value equal to such Option Price or in property or in a combination of cash, shares and property, and (subject to approval of the Board of Directors) may be effected in whole or in part (A) with monies received from the Corporation at the time of exercise as a compensatory cash payment, or (B) with monies borrowed from the Corporation pursuant to repayment terms and conditions as shall be determined from time to time by the Board, in its discretion, separately with respect to each exercise of Options and each Recipient; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall be permitted by and be in compliance with applicable law. (iv) The Board of Directors shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to satisfy the Option Price and, if so, to determine the value of the property received.

     (e) Termination. Except as provided in this Section 6(d) and in Section 6(e) hereof, an Option may not be exercised unless the Recipient is then a director of the Corporation, and unless the Recipient has remained continuously as a director of the Corporation since the Date of Grant of the Option.

     (i) If the Recipient ceases to be director of the Corporation because the Recipient resigned or declined to stand for reelection as a director, all Options of such Recipient that are exercisable at the time of such cessation shall terminate three months after the date of such cessation.

     (ii) If the Recipient ceases to be a director of the Corporation because the Recipient is removed for cause, all Options granted to such Recipient but not thereto exercised shall terminate on the effective date of the Recipient's removal.

     (iii) Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an individual any right to continue as a director of the Corporation.

     (f) Death, Disability or Retirement of Recipient. If a Recipient shall die while a director of the Corporation or if the Recipient's directorship shall terminate by reason of Disability, all Options theretofore granted to such Recipient (whether or not otherwise exercisable; unless earlier terminated in accordance with their terms), may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death or Disability of the Recipient.

     (g) Transferability Restriction. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Options may be exercised, during the lifetime of the Recipient, only by the Recipient and thereafter only by his legal representative. Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in termination of the Option.

     (ii) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the Securities Act of 1933 or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws.

     (iii) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Board of Directors determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option, or disposing of any Common Stock, when the Corporation has a legal liability to satisfy such tax.

     (iv) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or the National Association of Securities Dealers, or any registration requirements under the Securities Act of 1933, the 1934 Act, or under any other state or federal law, rule or regulation.

     (v) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification.

     (vi) The Corporation will have no liability to any Recipient for refusing to deliver or transfer shares of Common Stock if such refusal is based upon the foregoing provisions of this Paragraph.

     (h) Effect of Certain Changes.

     (ii) If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

     (iii) In the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Board may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof which would be receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such event; or the Board may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

     (iv) Paragraph (ii) of this Section 6(g) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change which results in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

     (v) Notwithstanding paragraph (ii) of this Section 6(g), in the event of any merger or consolidation in which the Corporation is not the surviving corporation or any sale or transfer by the Corporation of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Corporation, all Options granted under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, including provisions providing for staggered vesting of options, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Sections 6(d) or 6(e), as applicable.

     (vi) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan

     (vii) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. (vi) Except as expressly provided in this Section 6(g), the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation or split-up or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

     (viii) Neither a person to whom an Option is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares of Common Stock subject to such Option, until after the Option is exercised and the shares are issued to the person exercising such Option.

     (ix) Upon exercise of an Option at a time when there is no registration statement in effect under the Securities Act of 1933 relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof. A form of subscription agreement is attached hereto as Exhibit B.

     (x) No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agency having jurisdiction over the Corporation.

     (xi) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(g) hereof.

     (xii) Other Provisions. Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option, as the Board shall deem advisable.

     7. Agreement by Recipient Regarding Taxes.

     (a) Each Recipient agrees that the Corporation, to the extent permitted or required by law, shall deduct a sufficient number of shares due to the Recipient upon exercise of the Option to allow the Corporation to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Recipient. The Corporation shall not be obligated to advise any Recipient of the existence of any tax or the amount which the Corporation will be so required to withhold.

     (b) Each Option Recipient must acknowledge the possible availability of an election under Section 83(b) of the Code, or any successor provision.

     8. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years following February 11, 2000, which amendment was subsequently approved by the shareholders on March 24, 2000.

     9. Amendment and Termination of the Plan.

     (a) The Board at any time and from time to time may terminate, modify or amend the Plan; provided, however, that any amendment that would:

     (ii) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or

     (iii) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act not included within the terms of the Plan prior to the amendment;

     (iv) materially increase the benefits accruing under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or

     (v) require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation's securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Corporation as provided in Section 10 hereof provided further that any such increase or modification that may result from adjustments authorized by Section 6(g) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, their rules or other laws or judicial order, shall not require approval of shareholders.

     (b) Except as provided in Section 6 hereof, no termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.

     10. Approval of Shareholders. The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of shareholders in conformance with the vote required by the Corporation's charter documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation's Common Stock is listed and traded, each to the extent applicable. No Option granted prior to the approval of this Plan by the shareholders of the Corporation shall be effective until after such approval has been obtained.

     11. Assumption. The terms and conditions of any outstanding Options granted pursuant to this Plan shall be assumed by, be binding upon and inure to the benefit of any successor corporation to the Corporation and shall continue to be governed, to the extent applicable, by the terms and conditions of this Plan. Such successor corporation shall not otherwise be obligated to assume this Plan.

     12. Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation, or by any shareholder of the Corporation against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

     13. Adoption. This Plan was approved by the shareholders of the Corporation at a meeting on, February 22, 1995, and at that time made available 33,333 shares of Common Stock. The Plan was then amended to increase the available shares to 66,666, which amendment was approved by shareholders on March 24, 2000. The Plan was also amended to increase the available shares to 86,666, which amendment was approved by shareholders on February 27, 2008. (All applicable share counts have been restated for the 1 for 6 stock split approved by shareholders on March 2, 2006.)